                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE        PAGE 1

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     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH, A.D. 1998, AT 10 O'CLOCK A.M.




                                             /s/ EDWARD J. FREEL
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:     9082534
                                                  DATE:     05-14-98


                                     [SEAL]

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 03/16/1998
   981098573 - 2871455

                              CERTIFICATE OF TRUST

                                       OF

                  AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2

     This Certificate of Trust ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit., 12
Section 3801 et. seq.) and sets forth the following:

     1. The name of the trust is: American General Series Portfolio Company 2 ("Trust").

     2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                         The Corporation Trust Company
                         1209 Orange Street
                         Wilmington, Delaware 19801

     3. This Certificate is effective upon filing.

     4. The Declaration of Trust of the Trust is on file with the Secretary of the Trust and was executed and made on behalf of the Trust by the Trustees of the Trust as Trustees of the Trust, and not individually, and the obligations of such instrument are not binding upon any of the Trustees of the Trust individually or upon the holders of beneficial interest in the Trust, but are binding only upon the assets and property of the Trust, or the respective series of the Trust, as the case may be.

     5. This Trust is a Delaware business trust to be registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.
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     IN WITNESS WHEREOF, the undersigned, being the initial Trustee, has executed this Certificate on this 13th day of March, 1998.



                                        /s/ NORI L. GABERT
                                        ----------------------------------------
                                        Nori L. Gabert
                                        Trustee and not individually




STATE OF TEXAS
COUNTY OF HARRIS

     Before me this 13th day of March, 1998, personally appeared the above-named Nori L. Gabert, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.



                                        /s/ CLARA S. WILBANKS
                                        ----------------------------------------
                                                      Notary Public


My commission expires June 27, 1999
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